UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               May 6, 2004

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

144-51 NORTHERN BOULEVARD FLUSHING, NEW YORK 11354
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure

    Flushing Financial Corporation (Nasdaq: FFIC) today announced that, it has been invited to present at the Community Bank Investors Conference on Tuesday, May 11, 2004, sponsored by America's Community Bankers. The presentation will focus on the Company's 2004 performance and its strategic operating objectives. The presentation will be available on the Company's website, www.flushingsavings.com, at 9:00 AM on Tuesday, May 11, 2004, and will remain available through June 30, 2004.

Item 7(c).    Exhibits

99.1. Press release of Flushing Financial Corporation, dated May 6, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2004

FLUSHING FINANCIAL CORPORATION

By:	/s/ Michael J. Hegarty

Name:	Michael J. Hegarty
Title:	President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit		Page
99.1	Press release of Flushing Financial Corporation,
	dated May 6, 2004	5